UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2014

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

On July 24, 2014, Investors Bancorp, Inc. (the “Company”) issued a press release reporting its financial results for the second quarter ended June 30, 2014.  A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose. Included in the attached press release, book value per common share for December 31, 2013 has been updated from the press release issued on July 24, 2014.

Item 8.01	Other Events
On July 24, 2014, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.04 per share to stockholders of record as of August 4, 2014, payable on August 18, 2014. This announcement was included as part of the press release announcing financial results for the quarter ended June 30, 2014 issued by the Company on July 24, 2014. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated July 24, 2014, by Investors Bancorp, Inc., announcing second quarter financial results and cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: July 29, 2014	By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated July 24, 2014 by Investors Bancorp, Inc., announcing second quarter financial results and cash dividend.